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                              AMENDMENT NO. 1 TO
                                   Form 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                  20549-1004

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                             KEEBLER FOODS COMPANY
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             (Exact name of registrant as specified in its charter)


            DELAWARE                                   36-1894790
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(State of incorporation of organization)    (I.R.S. Employer Identification No.)


        677 Larch Avenue
        Elmhurst, Illinois                                60126
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on which
        to be so registered                      each class is to be registered
        -------------------                      -------------------------------

        Common Stock, $.01 par value             New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     The securities to be registered hereunder are shares of Common Stock, $.01 par value (the "Common Stock"), of Keebler Foods Company
(the "Registrant"). A description of the Common Stock is contained under the caption "Description of Capital Stock", at page 51 of the Preliminary Prospectus contained in the Registraton Statement on Form S-1 as filed with the Securities and Exchange Commission on January 23, 1998.
Such description is incorporated by reference herein.

Item 2.  Exhibit

     The securities described herein are to be registered on the New York Stock Exchange (the "Exchange") on which no other securities of the Registrant are registered. Accordingly, the following exhibits of Form 8-A have been duly filed with the Exchange:

     1.1 Annual Report on Form 10-K of the Registrant for fiscal year ended December 28, 1996.

     2.1 Quarterly Report on Form 10-Q of the Registration for the quarterly period ended April 19, 1997.

     2.2 Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended July 12, 1997.

     2.3 Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended October 4, 1997.

     4.1  Amended and Restated Certificate of Incorporation.

     4.2  Amended and Restated By-laws.

     5.1  Specimen Stock Certificate.

     6.1  See Exhibit 1.1



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     KEEBLER FOODS COMPANY



                                     By: /s/ Sam K. Reed
                                        ---------------------------------------

                                     Its: President and Chief Executive Officer


January 23, 1998